EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                               Teaching Time, Inc.
                               -------------------

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

         The name of this Corporation shall be: Teaching Time, Inc.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

         The principal office and mailing address of the Corporation is 2679 Aberdeen Lane, El Dorado Hills, CA 95762.

                                   ARTICLE III
                     NATURE OF CORPORATE BUSINESS AND POWERS
                     ---------------------------------------

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

                                   ARTICLE IV
                                  CAPITAL STOCK
                                  -------------

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (two hundred and fifty million) 250,000,000 shares of Common Stock, par value $.0001 per share.

                                    ARTICLE V
                                TERM OF EXISTENCE
                                -----------------

         This Corporation shall have perpetual existence.

                                   ARTICLE VI
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA
                      ------------------------------------

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

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                                Lorraine Sanders
                             7865 Amethyst Lake Pt.
                              Lake Worth, FL 33467

                                   ARTICLE VII
                               BOARD OF DIRECTORS
                               ------------------

         This corporation shall have one (1) Director initially.

                                   Lisa Lamson
                               2679 Aberdeen Lane
                            El Dorado Hills, CA 95762

                                  ARTICLE VIII
                                  INCORPORATOR
                                  ------------

         The name address of the person signing these Articles of Incorporation as the Incorporator is Lorraine Sanders.

                                   ARTICLE IX
                                 INDEMNIFICATION
                                 ---------------

         To the fullest extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; or (iv)is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                    ARTICLE X
                             AFFILIATED TRANSACTIONS
                             -----------------------

         This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

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

                                   ARTICLE XI
                           CONTROL SHARE ACQUISITIONS
                           --------------------------

         This Corporation expressly elects to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 19th day of January, 2010.


                                        /s/ Lorraine Sanders
                                        --------------------
                                        Lorraine Sanders, Incorporator

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

                    CERTIFICATE DESIGNATING REGISTERED AGENT
                       AND OFFICE FOR SERVICE FOR PROCESS

         Teaching Time, Inc., a corporation existing under the laws of the State of Florida with its principal office and mailing address at 2679 Aberdeen Lane, El Dorado Hills, CA 95762 has named Lorraine Sanders whose address is 7865 Amethyst Lake Pt. Lake Worth, FL 33467 as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:
                                   -----------

         Having been named to accept service of process for the above-named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.


                                        /s/ Lorraine Sanders
                                        --------------------
                                        Lorraine Sanders

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